UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 3, 2019

Date of Report (Date of earliest event reported)

Protective Life Insurance Company

(Exact name of registrant as specified in its charter)

Tennessee	001-31901	63-0169720
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Highway 280 South
Birmingham, Alabama 35223
(Address of principal executive offices and zip code)

(205) 268-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01              Completion of Acquisition or Disposition of Assets.

On June 3, 2019, Protective Life Insurance Company (“Protective Life”), a wholly owned subsidiary of Protective Life Corporation (“Protective”), completed its previously announced acquisition (the “Closing”) via reinsurance of substantially all of the individual life insurance and annuity business (the “Individual Life Business”) of Great-West Life & Annuity Insurance Company (“GWL&A”), Great-West Life & Annuity Insurance Company of New York (“GWL&A of NY”), The Canada Life Assurance Company (“CLAC”) and The Great-West Life Assurance Company (“GWL” and, together with GWL&A, GWL&A of NY and CLAC, the “Sellers”).

In connection with the Closing and pursuant to the Master Transaction Agreement, dated January 23, 2019 (the “Master Transaction Agreement”), previously reported in our Current Report on Form 8-K filed on January 25, 2019, Protective Life and Protective Life and Annuity Insurance Company (“PLAIC”), a wholly owned subsidiary of Protective Life, entered into reinsurance agreements (the “Reinsurance Agreements”) and related ancillary documents (including administrative services agreements and transition services agreements) providing for the reinsurance and administration of the Individual Life Business.

Pursuant to the Reinsurance Agreements, the Sellers ceded to Protective Life and PLAIC substantially all of the insurance policies related to the Individual Life Business on a 100% indemnity basis net of reinsurance recoveries.  The aggregate ceding commission for the reinsurance of the Individual Life Business paid at the Closing was $767.6 million, which amount is subject to adjustment in accordance with the Master Transaction Agreement. All policies issued in states other than New York were ceded to Protective Life under reinsurance agreements between the applicable Seller and Protective Life, and all policies issued in New York were ceded to PLAIC under a reinsurance agreement between GWL&A of NY and PLAIC.  The aggregate statutory reserves of the Sellers ceded to Protective Life and PLAIC as of the Closing were approximately $20.4 billion, which amount was based on initial estimates and is subject to adjustment following the Closing.  Pursuant to the terms of the Reinsurance Agreements, Protective Life established trust accounts for the benefit of GWL&A, CLAC and GWL, and PLAIC established a trust account for the benefit of GWL&A of NY, pursuant to which each of Protective Life and PLAIC are required to maintain assets in trust for the benefit of the Sellers to secure their respective obligations to the Sellers under the Reinsurance Agreements.  The trust accounts were initially funded by each of Protective Life and PLAIC with investment assets that were received from the Sellers, and in part by certain investment assets of Protective Life and PLAIC.  Additionally, Protective Life and PLAIC have each agreed to provide administrative and other services with respect to the Individual Life Business reinsured by it pursuant to administrative services agreements between the Sellers and each of Protective Life and PLAIC.  The Sellers also retained a block of participating policies, which will be administered by Protective pursuant to an administrative services agreement.

The foregoing description of the Master Transaction Agreement and the related agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Master Transaction Agreement, a copy of which was filed as Exhibit 2.1 to Protective Life’s Current Report on Form 8-K filed on January 25, 2019.

Item 8.01              Other Events.

On June 3, 2019, Protective issued a press release titled “Protective Closes Reinsurance Transaction with Great-West.”  A copy of such press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01              Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired.

Protective Life intends to file the financial statements of the business acquired as required by this Item 9.01(a) under cover of Form 8-K/A no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(c)           Pro Forma Financial Information.

Protective Life intends to file pro forma financial information as required by this Item 9.01(b) under cover of Form 8-K/A no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(d)           Exhibits:

Exhibit No.	Description

2.1

Master Transaction Agreement, dated as of January 23, 2019, by and among Protective Life Insurance Company, Great-West Life & Annuity Insurance Company, Great-West Life & Annuity Insurance Company of New York, The Canada Life Assurance Company and The Great-West Life Assurance Company, incorporated by reference to Exhibit 2.1 to Protective Life Insurance Company’s Current Report on Form 8-K filed on January 25, 2019.*

99.1	Press Release issued by Protective Life Corporation, dated June 3, 2019

* Pursuant to Item 601(b)(2) of Regulation S-K, the schedules have been omitted and will be furnished to the SEC supplementally upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2019	Protective Life Insurance Company

	By:	/s/ Paul R. Wells
		Name:	Paul R. Wells
		Title:	Senior Vice President, Chief Accounting Officer, and Controller